As filed with the Securities and Exchange Commission on December 8, 2000
                                                 Registration No. 333-__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                           SENSORY SCIENCE CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                              86-0492122
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                             7835 East McClain Drive
                               Scottsdale, Arizona
                                   85260-1732
                    (Address of Principal Executive Offices)

                            SENSORY SCIENCE CORPORATION
                    NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plan)

           Roger B. Hackett                           Copy of Communications to:
   Chairman, Chief Executive Officer,                        Jon S. Cohen
 President and Chief Operating Officer                     Samuel C. Cowley
      Sensory Science Corporation                           Snell & Wilmer
        7835 East McClain Drive                           One Arizona Center
       Scottsdale, Arizona 85260                     Phoenix, Arizona 85004-0001
(Name and address of agent for service)

                                 (480) 998-3400
          (Telephone number, including area code, of agent for service)

     This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                         CALCULATION OF REGISTRATION FEE

===============================================================================================
                                          Proposed             Proposed
Title of Securities   Amount to be     Maximum Offering    Maximum Aggregate      Amount of
 to be Registered     Registered(1)   Price per Share(2)   Offering Price(2)   Registration Fee
-----------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
 Common Stock,        750,000 shares     $0.5625              $421,875            $112.00
$.001 par value
================================================================================================

(1) This Registration Statement also will cover any additional shares of common stock that become issuable under the Nonemployee Directors' Stock Option Plan by reason of any stock dividend, stock split, recapitalization, or any other similar transaction without receipt of consideration that results in an increase in the number of outstanding shares of common stock of Sensory Science Corporation.
(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the reported sales price of the Registrant's Common Stock on December 6, 2000.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I, Items 1 and 2, will be delivered to employees in accordance with Form S-8 and Securities Act Rule 428 of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission by Sensory Science Corporation (the "Company") are hereby incorporated by reference in this Registration Statement:

     (a)  Annual Report on Form 10-K for the fiscal year ended March 31, 2000.

     (b)  Quarterly Report on Form 10-Q for the fiscal quarter ended June 30,
          2000.

     (c) Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000.

     (d)  The   description   of  the   Company's   Common  Stock   included  in
          Post-Effective Amendment No. 6 to the Company's Registration Statement on Form S-2 (No. 33-33033) as filed on April 21, 1992.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Certificate of Incorporation (the "Certificate") provides for indemnification of directors and officers of the Registrant to the fullest extent permitted by Delaware law. Pursuant to the Registrant's Certificate, the Registrant must indemnify and advance expenses, to the fullest extent permitted by the Delaware General Corporation Law, to each person who is or was a director, officer, employee, or agent of the Registrant, or who serves or served any other enterprise or organization at the request of the Registrant (an "Indemnitee").

     An Indemnitee may be indemnified under Delaware Law against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of a suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Registrant, except that no indemnification may be made if the Indemnitee is adjudged to be liable to the Registrant, unless a court determines that such Indemnitee is entitled to indemnification for such expenses which the Court deems proper.

     Also under Delaware Law, expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Registrant in advance of the final disposition of the suit, action or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant. The Registrant may also advance expenses incurred by other employees and agents of the Registrant upon such terms and conditions, if any, that the board of directors of the Registrant deems appropriate.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS

     EXHIBIT
     NUMBER       DESCRIPTION
     ------       -----------
      4.1      Certificate of Incorporation      Incorporated by reference to
               of the Company                    Exhibit 4-A to Registration
                                                 Statement on Form S-2 (File No.
                                                 33-33033)

      4.2      Amendment to Articles of          Incorporated by reference to
               Incorporation                     the Company's 8-K filing dated
                                                 March 2, 1999

      4.3      Bylaws, as amended                Incorporated by reference to
                                                 Exhibit 4-B to Registration
                                                 Statement on Form S-2 (File No.
                                                 33-38445)

      5.1      Opinion of Snell & Wilmer

     23.1      Consent of Deloitte & Touche

     23.2      Consent of Snell & Wilmer         Included in Exhibit 5.1

     24.1      Power of Attorney                 Included on signature page

     99        Nonemployee Directors' Stock
               Option Plan

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on December 8, 2000.

                                        SENSORY SCIENCE CORPORATION

                                        By /s/ Roger B. Hackett
                                           -------------------------------------
                                           Roger B. Hackett
                                           Chairman of the Board of Directors,
                                           Chief Executive Officer and President


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated. Each person whose signature appears below hereby authorizes Roger B. Hackett and Thomas E. Linnen, and each of them, as attorneys-in-fact, to sign his or her name on his or her behalf, individually and in each capacity designated below, and to file any amendments, including post-effective amendments to this Registration Statement.

      Name and Signature                  Title                      Date
      ------------------                  -----                      ----

/s/ Roger B. Hackett               Chairman of the Board        December 8, 2000
-------------------------------    Officer, President, and
Roger B. Hackett                   Chief Operating Officer


/s/ Thomas E. Linnen               Executive Vice President,    December 8, 2000
-------------------------------    Corporate Planning and
Thomas E. Linnen                   Chief Financial Officer,
                                   Secretary and Treasurer


/s/ Carmine F. Adimando            Director                     December 8, 2000
-------------------------------
Carmine F. Adimando


/s/ Thomas F. Hartley, Jr.         Director                     December 8, 2000
-------------------------------
Thomas F. Hartley, Jr.


/s/ William T. Walker, Jr.         Director                     December 8, 2000
-------------------------------
William T. Walker, Jr.